SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified In Its Charter)

[Not Applicable]

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[Not Applicable]

August 3, 2012

To Our Shareholders:

I am pleased to invite you to attend the annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”) to be held at 9:00 a.m., Central Time, on September 14, 2012, at Casey’s Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”).

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to be considered and voted upon at the Annual Meeting. At the Annual Meeting, we also will report on our results this past year and our first quarter results for the fiscal year ending April 30, 2013, and you will have an opportunity to ask questions.

We hope all of our shareholders will be able to attend the Annual Meeting. It is important that you be represented, whether or not you plan to attend the Annual Meeting personally. Please promptly complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided to ensure that your vote will be received and counted. Alternatively, you may vote your proxy card by telephone or through the Internet as described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”

On behalf of the Board of Directors and Casey’s management, thank you for your support, and we look forward to seeing you at the meeting.

Sincerely,

Robert J. Myers

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 14, 2012

To the Shareholders of Casey’s General Stores, Inc.:

The annual meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation (“Casey’s”), will be held at Casey’s Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, on September 14, 2012, at 9:00 A.M., Central Time (the “Annual Meeting”), for the following purposes:

1.	To elect three Class II directors for terms expiring in 2015;

2.	To ratify the appointment of KPMG LLP as Casey’s independent auditor for the fiscal year ending April 30, 2013;

3.	To hold an advisory vote on our named executive officer compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

The above matters are described in the Proxy Statement accompanying this Notice. You are urged to read the Proxy Statement carefully, and to vote by using one of the following methods, whether or not you plan to attend the Annual Meeting: (a) vote by telephone, (b) vote via the Internet or (c) complete, sign, date and return your proxy card in the postage-paid envelope provided. Voting instructions are described in more detail in the section of the accompanying Proxy Statement entitled “About the Annual Meeting—How to Vote; Submitting Your Proxy; Revoking Your Proxy.”

Only shareholders of record of Casey’s Common Stock at the close of business on July 23, 2012 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Brian J. Johnson
Vice President—Finance and Corporate Secretary

August 3, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on September 14, 2012

The Proxy Statement and Annual Report to shareholders are available at

www.envisionreports.com/casy

ABOUT THE ANNUAL MEETING

General

The annual meeting of shareholders of Casey’s General Stores, Inc. (“Casey’s”, the “Company”, “we”, “our” or “us”) will be held at 9:00 a.m., Central Time, on September 14, 2012, at Casey’s Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa (the “Annual Meeting”). The mailing address of the Company’s principal executive offices is P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. This Proxy Statement and the accompanying proxy card are first being given or mailed on or about August 3, 2012 to each holder of record of common stock, no par value per share (“Common Stock”), of Casey’s at the close of business on July 23, 2012 (the “Record Date”). On the Record Date, there were 38,296,107 shares of Common Stock outstanding. Each share of Common Stock will be entitled to one vote on all matters.

Casey’s Board of Directors (the “Board of Directors” or “Board”), through this Proxy Statement and the accompanying proxy card, is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting and any adjournments or postponements thereof. At the Annual Meeting, shareholders will vote on the election of three directors, the ratification of KPMG LLP as Casey’s independent auditor for 2013, an advisory vote on our named executive officer compensation, and such other business as may properly come before the Annual Meeting.

The Board of Directors is not aware at this date of any matter proposed to be presented at the Annual Meeting other than those described in this Proxy Statement. The persons named on the accompanying proxy card will have discretionary authority to vote on any other matter that is properly presented at the meeting, according to their best judgment.

Securities Entitled to Vote

The only securities eligible to be voted at the Annual Meeting are shares of Common Stock. Only holders of Common Stock at the close of business on the Record Date (July 23, 2012) are entitled to vote. Each share of Common Stock represents one vote, and all shares vote together as a single class. There were 38,296,107 shares of Common Stock issued and outstanding on the Record Date.

Quorum; Vote Required

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Shareholders are entitled to one vote per share. Shares of Common Stock held by shareholders abstaining from voting but otherwise present at the meeting in person or by proxy (“abstentions”) and votes withheld are included in determining whether a quorum is present. Broker shares that are not voted on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner (“broker non-votes”) are included in determining whether a quorum is present.

In the election for directors, every shareholder has the right to vote each share of Common Stock owned by such shareholder on the Record Date for as many persons as there are directors to be elected. Cumulative voting is not permitted. To be elected, a director-nominee must receive a plurality of the votes cast at the meeting. Only votes cast FOR a nominee will be counted. Abstentions, votes withheld and broker non-votes will not be counted as votes cast for such purpose and therefore will have no effect on the results of the election.

To be approved, the proposal to ratify the selection of the independent auditors must receive a majority of the votes cast at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.

To be approved, the advisory non-binding resolution on our named executive officer compensation must receive a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote.

How To Vote; Submitting Your Proxy; Revoking Your Proxy

Your vote is very important to the Company. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares today.

You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting a proxy, you are legally authorizing another person to vote your shares. The enclosed proxy card designates Robert J. Myers and William C. Kimball to vote your shares in accordance with the voting instructions you indicate on your proxy card.

If you submit your executed proxy card designating Messrs. Myers and Kimball as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by those individuals in accordance with the Board of Directors’ recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those matters in accordance with his discretion and judgment. The Board of Directors currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

•

Vote by Mail: You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, please mail your proxy card in sufficient time for it to be received by the morning of September 14, 2012.

•

Vote by Telephone: You can also vote your shares by calling the number (toll-free) indicated on your proxy card at any time on a touch-tone telephone and following the recorded instructions. If you submit your proxy by telephone, then you may submit your voting instructions up until 11:59 p.m., Eastern Time, on September 13, 2012. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote by telephone.

•

Vote by Internet: You can vote your shares via the Internet by going to the Web site address for Internet voting indicated on your proxy card and following the steps outlined on the secure Web site. If you submit your proxy via the Internet, then you may submit your voting instructions up until 11:59 p.m., Eastern Time, on September 13, 2012. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record to determine whether you will be able to vote via the Internet.

If you hold shares through the Company’s 401(k) Plan (the “KSOP”), such shares are not registered in your name, and your name will not appear in the Company’s register of shareholders. Instead, your shares are registered in the name of a trust, which is administered by Principal Trust Company (the “Trustee”). Only the Trustee will be able to vote your shares (even if you personally attend the meeting). You can direct the voting of the shares allocated to your accounts on the Internet, by telephone or by returning the proxy card in the envelope provided, but cannot direct the voting of your KSOP shares in person at the meeting. If voting instructions for shares in the KSOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other participants in the KSOP. To allow sufficient time for the Trustee to tabulate the vote of the KSOP shares, participant instructions must be received before 11:59 p.m., Eastern Time, on September 12, 2012.

If you have previously submitted a proxy card, you may change any vote you may have cast by following the instructions on the proxy card to vote by telephone or via the Internet, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by attending the Annual Meeting and voting your shares in person. If your shares are registered in the “street name” of a bank, broker or other holder of record, please contact the applicable bank, broker or record holder for instructions on how to change or revoke your vote.

Your proxy is revocable. If you are a shareholder of record, after you have submitted your proxy card, you may revoke it by mail before the Annual Meeting by sending a written notice to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions. Please mail any new proxy card in sufficient time for it to be received by the morning of September 14, 2012. If you are a shareholder of record and you voted your proxy card by telephone or via the Internet, you may revoke your submitted proxy and/or submit new voting instructions by that same method, which must be received by 11:59 p.m., Eastern Time, on September 13, 2012. You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described below, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.

Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “Nominee”), then your name will not appear in the Company’s register of shareholders. Your Nominee, as the record holder of your shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to your Nominee, your Nominee will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (those shares are treated as broker non-votes). The election of directors will be a “non-discretionary” item for any Nominee holding shares on your behalf. In addition, the advisory vote on our named executive officer compensation will be a “non-discretionary” item. As a result, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted, your Nominee will not be able to vote your shares in the election of directors or on the advisory proposal. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your Nominee unless you have a proxy from your Nominee. If you do not provide instructions to your Nominee and your Nominee does not vote your shares on your behalf with respect to the ratification of the selection of the independent auditors (which is a “discretionary” item), your shares will not be counted in determining whether a quorum is present for the Annual Meeting. If your Nominee exercises its “discretionary” authority to vote your shares on the ratification of the selection of the independent auditors, your shares will be counted in determining whether a quorum is present for all matters presented at the Annual Meeting. We urge you to provide instructions to your Nominee so that your votes may be counted on these important matters. Please contact your Nominee for the deadlines for submission of your vote. Your proxy is revocable. Please contact your Nominee for instructions on how to change or revoke your vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

Information on how to obtain directions for attendance at the Annual Meeting and to vote in person are available by contacting Brian J. Johnson, Vice President—Finance and Corporate Secretary, at (515) 965-6587, or by writing to us at:

Casey’s General Stores, Inc.

Corporate Secretary

P.O. Box 3001

One Convenience Blvd.

Ankeny, Iowa 50021-8045

The Company makes available, free of charge on its Web site, this Proxy Statement, the Annual Report to Shareholders, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after these documents are electronically filed with, or furnished to, the SEC. These documents are posted on the Web site at www.caseys.com. Select the “Investors” link and choose “SEC Filings”.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board of Directors currently consists of eight persons. Under the Restatement of the Restated and Amended Articles of Incorporation, as amended (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships. The person filling such vacancy or newly-created directorship would serve out the remainder of the term of the vacated directorship or, in the case of a new directorship, the term designated for the particular director.

In accordance with amendments to the Iowa Business Corporation Act (the “Act”) enacted in 2011, the Restated Articles were amended by the Board of Directors on May 19, 2011 to implement the staggering of the terms of directors required by new Section 490.806A, subsection 1, of the Act. Three classes of directors were established, referred to as “Class I directors”, “Class II directors”, and “Class III directors.” By separate action of the Board required under the Act, two members of the Board (Mr. Myers and Ms. Bridgewater) were designated as the initial Class I directors; three members of the Board were designated as the initial Class II directors (Mr. Kimball, Mr. Haynie and Mr. Wilkey); and three members of the Board were designated as the initial Class III directors (Mr. Danos, Mr. Horak and Mr. Lamberti). The initial Class I directors were re-elected at the 2011 annual meeting of shareholders, and their terms as Class I directors continue until the 2014 annual meeting of shareholders, and until their successors are elected. The initial Class II directors shall continue in office until the Annual Meeting, and until their successors are elected. The initial Class III directors shall continue in office until one year following the Annual Meeting, and until their successors are elected. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term of three years following such meeting and until their successors are elected.

Information Concerning the Board’s Nominees

The Board of Directors has accepted the recommendation of the Nominating and Corporate Governance Committee that the three individuals named below be designated as the Board’s nominees for election to the Board of Directors as Class II directors at the Annual Meeting. All of the Board’s nominees are currently Class II directors of the Company and have been previously elected by the shareholders as directors of the Company.

Additional information regarding each of the Board’s nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the Board’s nominees as of the Record Date is set forth on page 15. Except as may be otherwise expressly stated, all of the Board’s nominees for election to the Board of Directors have been employed in the capacities indicated for more than five years.

It is intended that all proxies (in the accompanying form), unless contrary instructions are given thereon, will be voted FOR the election of the three persons designated by the Board of Directors as nominees. In the event of death or disqualification of any of the Board’s nominees, or the refusal or inability of any of the Board’s nominees to serve as a Class II director, the enclosed proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board of Directors.

Nominees For Election as Class II Directors—Terms to Expire in 2015

Kenneth H. Haynie, 79, retired lawyer and formerly “of counsel” to the Des Moines, Iowa law firm of Ahlers & Cooney, P.C. He has served as a director of the Company since 1987. Through his legal and transactional experience as an attorney, Mr. Haynie brings a critical risk management perspective to the Board, along with a broad understanding of the Company’s business strategies and operational challenges.

William C. Kimball, 64, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies, and currently a partner in Kimball-Porter Investments, LLC, an Iowa-based investment company. Mr. Kimball also serves as a member of the Board of Directors of Principal Mutual Funds. Mr. Kimball has been a director of the Company since 2004, and currently serves as the Lead Director of the Board (described on page 7). Mr. Kimball’s qualifications include his demonstrated leadership and knowledge of operational and financial issues facing a large retail corporation gained from his experience as founder and CEO of Medicap Pharmacy, and his understanding of retail markets and growth companies.

Richard A. Wilkey, 72, management and development consultant since 1990 to various companies in the Midwest. Mr. Wilkey is a former City Manager of the City of Des Moines (1974-85) and former President of the Racing Association of Central Iowa (1986-89). He was employed by the Weitz Corporation (1985-90) as Executive Vice President of Administration and Finance and as President of Life Care Services Corporation, a major subsidiary of the Weitz Corporation. He has been a director of the Company since 2008. In addition to his experience providing strategic consulting services, Mr. Wilkey brings a broad public policy and local community perspective to the Board, along with extensive executive and management experience.

Directors Continuing in Office as Class III Directors—Terms to Expire in 2013

Johnny Danos, 72, Director of Strategic Development for LWBJ, LLC, a public accounting and consulting firm located in West Des Moines, Iowa. From 1995 until 2008, Mr. Danos served as President of the Greater Des Moines Community Foundation, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. Mr. Danos also is a member of the Board of Directors of the Federal Home Loan Bank of Des Moines. He has been a director of the Company since 2004. Mr. Danos brings extensive financial and accounting experience to the Board, as well as broad community perspective and executive leadership skills from his experience with the Greater Des Moines Community Foundation.

Jeffrey M. Lamberti, 49, President and Managing Shareholder with the Ankeny, Iowa law firm of Block, Lamberti & Gocke, P.C. Mr. Lamberti served as an Iowa State Senator from 1999 to 2006 and as President of the Iowa Senate from 2004 to 2006. He is the son of Donald F. Lamberti, a founder of the Company. Mr. Lamberti has been a director of the Company since 2008. With his legal background and his experience in the Iowa General Assembly, Mr. Lamberti is able to provide important public policy, governance and legal perspective to the Board, as well as valuable operational and strategic expertise.

H. Lynn Horak, 66, past Regional Chairman with Wells Fargo Regional Banking. Mr. Horak held many positions with Wells Fargo Bank beginning in 1972, including Executive Vice President and Chief Financial Officer from 1981 to 1986, President and Chief Operating Officer from 1986 to 1991, and Chief Executive Officer and Chairman of the Board of Regional Banking for Iowa, Nebraska and Illinois from 1991 until November 2007. Mr. Horak serves on the board of directors of four other non-public companies. He has been a director of the Company since 2009. Mr. Horak brings a wealth of knowledge and experience from his career with Wells Fargo, including significant executive leadership experience and a critical understanding of credit markets, consumer behavior and retail analysis.

Directors Continuing in Office as Class I Directors—Terms to Expire in 2014

Robert J. Myers, 65, President and Chief Executive Officer of the Company. Mr. Myers has been associated with the Company since 1989. He served as Senior Vice President from December 1998 until May 2002, when he assumed the position of Chief Operating Officer. He was elected to his current position as President and Chief Executive Officer in June 2006, and has been a director of the Company since 2006. Mr. Myers brings to the Board extensive experience and knowledge regarding the convenience store industry, and a complete understanding of the Company’s business, its vision and strategy.

Diane C. Bridgewater, 49, Executive Vice-President, Chief Financial and Administrative Officer of LCS, a national leader in the planning, development and management of senior living communities and provider of senior living services. Prior to her employment with LCS, in October 2006, Ms. Bridgewater was employed by Pioneer Hi-Bred International, Inc., a subsidiary of E.I. du Pont de Nemours & Company, for 18 years, in roles including Vice President and Chief Financial Officer and Vice President and Business Director, North America Operations. Ms. Bridgewater has been a director of the Company since 2007. Ms. Bridgewater brings a thorough knowledge and understanding of generally accepted accounting principles and auditing standards to the Board, and as an active chief financial officer, important insights as to corporate “best practices” and policies.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

The business and affairs of the Company are overseen by the Board of Directors pursuant to the Iowa Business Corporation Act and the Bylaws. The Board of Directors is committed to maintaining high standards of corporate governance. To help ensure that it meets this commitment, the Board recently approved Corporate Governance Guidelines (the “Guidelines”) to address key governance practices and identify the framework for the operations of the Board and its committees. The Nominating and Corporate Governance Committee of the Board will continue to monitor developments in corporate governance practices, and periodically recommend to the Board any appropriate changes to the Guidelines. A copy of the Guidelines is included in this proxy statement beginning at page A-1.

Key Corporate Governance Provisions

Independence. Seven of the eight individuals currently serving on the Board of Directors are considered independent under the Nasdaq Listings Standards. As set forth on page 9, the Board reviews all relationships and material transactions between the Company and members of the Board to determine whether they would interfere with the director’s independent judgment in carrying out the responsibilities of a director.

Chairman; Lead Director. Under recently amended Bylaws, the Board elects one of its members to serve as Chairman of the Board, and recently elected Mr. Myers, Chief Executive Officer, to serve in that capacity. Based on his extensive experience and knowledge of the Company’s competitive challenges and opportunities, the Board has determined at the present time that the Chief Executive Officer is best qualified to serve in the role of Chairman of the Board. At the same time, in order to maintain an appropriate level of independent checks and balances, the Board also has elected a Lead Director, Mr. Kimball, to provide independent leadership in coordination with the Chairman. As described in the Guidelines, the Lead Director generally will:

•	Chair any meeting of the Board if the Chairman is not present;

•	Chair executive sessions of the independent directors;

•	Establish agendas for the executive sessions;

•	Act as liaison with the Chairman in consultation with the other independent directors;

•	Review and discuss proposed Board meeting agendas with the Chairman; and

•	Call meetings of the independent directors, as appropriate.

The Board believes that the current leadership structure is the right corporate governance structure for the Company at this time, because it most effectively utilizes Mr. Myers’ experience and knowledge concerning the Company and because the Guidelines provide for an independent Lead Director (Mr. Kimball) and the full involvement of the independent members of the Board in the Board’s regular operations and decision making.

Stock Ownership. The Guidelines provide that directors should acquire at least 5,000 shares of Common Stock within three years of joining the Board, and should employ reasonable, good faith efforts thereafter to maintain share holdings of at least that amount. For this purpose, unvested restricted stock unit awards are included in determining the number of shares held, but shares subject to stock options are not.

The Board also has approved a policy under which executive officers are required to acquire direct ownership of shares equal to at least one times their base salary, to be accumulated within five years of May 1, 2012 or the date of the officer’s initial appointment, whichever is later. For this purpose, unvested restricted stock unit awards may be counted towards the share ownership requirement, but stock options and shares held under the KSOP may not be included.

Limits on Board Service. Members of the Board may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment must be disclosed and acceptable to the Board.

Recapture of Incentive Payments. The Board has adopted a policy that enables the Company to seek reimbursement of any annual incentive payment or equity award made to an executive officer whenever (i) the payment was based upon achieving certain financial results that were subsequently the subject of a substantial or material restatement of the Company’s financial statements (other than a restatement caused by a change in applicable accounting rules or interpretations), (ii) the Board of Directors determines that the executive officer engaged in intentional misconduct that caused or substantially caused the need for the restatement, and (iii) a lower payment would have been made to the executive officer based on the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive officer the amount by which the incentive payments for the relative period exceeded the lower payment that would have been made based on the restated financial results.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Members of the Board are kept informed of the Company’s business through discussions with the President and Chief Executive Officer, by reviewing materials provided to them, and by participating in Board and committee meetings. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business.

Directors are expected to attend all Board meetings and meetings of the committees on which they serve and each annual shareholders meeting. The Board of Directors held six meetings during the fiscal year ended April 30, 2012 (the “2012 fiscal year”). Each incumbent director attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the director served. All of the incumbent members of the Board of Directors attended last year’s annual meeting of shareholders, with the exception of Mr. Danos who was traveling out of the country at that time.

Director Independence

In making independence determinations, the Board of Directors observes the criteria for independence set forth in the Nasdaq Listing Standards. Consistent with these criteria, the Board has reviewed all relationships and material transactions between the Company and members of the Board (and any affiliated companies), and has affirmatively determined that Ms. Bridgewater, Mr. Danos, Mr. Haynie, Mr. Horak, Mr. Kimball, Mr. Lamberti and Mr. Wilkey are independent within the meaning of the Nasdaq Listing Standards. As such, a substantial majority of the Board of Directors is considered “independent” as so defined.

In reaching this conclusion, the Board of Directors considered the facts and circumstances of Mr. Haynie’s relationship with Ahlers and Cooney, P.C., including the fact that he has had no interest in the ownership or earnings of the law firm since his retirement in 2002. In light of the foregoing, the Board determined that the relationship was not material and does not interfere with Mr. Haynie’s independent judgment in carrying out his responsibilities as a director. The Board of Directors also considered the payments that Mr. Lamberti’s father, Donald F. Lamberti, receives from the Company under the Non-Qualified Supplemental Executive Retirement Plan (which the Board determined to be non-discretionary retirement compensation) and the contingent beneficial interest Mr. Lamberti has under the trust agreement described under “Director Compensation—Certain Relationships and Related Transactions” and concluded that neither interest was material or would interfere with the exercise of Mr. Lamberti’s independent judgment in carrying out his responsibilities as a director.

Board Committees

The Bylaws establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

Executive Committee

The Executive Committee presently consists of Mr. Myers, Mr. Haynie, Mr. Kimball and Mr. Wilkey. The Executive Committee is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Executive Committee met twice during the 2012 fiscal year.

Audit Committee

The Audit Committee presently consists of Ms. Bridgewater (Chair), Mr. Danos, Mr. Lamberti and Mr. Horak, all of whom are “independent” under the criteria established by the SEC and the Nasdaq Listing Standards. The Board of Directors has approved the designation of Ms. Bridgewater as an “audit committee financial expert” as that is defined under Item 407(d)(5) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter (which is available on the Company’s Web site—www.caseys.com). Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.

The Audit Committee has established a regular schedule of meetings to be held five times each year with financial management personnel, internal accounting and auditing staff and the independent auditor. During these meetings, the Audit Committee also meets separately in executive sessions with the internal auditing staff and the independent auditor. The Audit Committee met five times during the 2012 fiscal year. The report of the Audit Committee is included herein on page 39.

Compensation Committee

The Compensation Committee presently consists of Mr. Haynie (Chair), Mr. Kimball, Mr. Wilkey and Mr. Horak, all of whom are “independent” under the Nasdaq Listing Standards. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. The Compensation Committee’s determination (and its deliberations) of the Chief Executive Officer’s compensation are done in executive session, without the presence of management, including the Chief Executive Officer. The Chief Executive Officer may make recommendations regarding the compensation of executive officers and participate in such deliberations but shall not vote to approve or recommend any form of compensation for such executive officers. The Compensation Committee also authorizes awards of stock options and restricted stock units to the executive officers, and from time to time, makes recommendations regarding the compensation of directors.

As set forth in its written Charter (which is available on the Company’s Web site—www.caseys.com), the Compensation Committee has authority to retain and terminate executive compensation consulting firms to advise the Compensation Committee and, from time to time, retains compensation consultants to assist with the Compensation Committee’s review and development of its compensation recommendations. During the 2012 fiscal year, the Compensation Committee retained the services of Aon Hewitt, an independent human resources consulting firm, in connection with possible compensation measures to be included as part of the succession planning process. Aon Hewitt reported on such matters directly and exclusively to the Compensation Committee and did not do any other work for the Company during the 2012 fiscal year.

The Compensation Committee administers the 2009 Stock Incentive Plan, which was approved by the shareholders at the 2009 annual meeting of shareholders. The practice of the Compensation Committee under the predecessor stock option plan was to consider a grant of stock options every other year in June. The Board of Directors has approved a policy statement concerning the granting of stock options (see the discussion under “Compensation Discussion and Analysis—Additional Compensation Policies—Option Grants”). Grants of all stock options are required to be made at the last reported sales price of the underlying shares on the grant date.

The Compensation Committee met twice during the 2012 fiscal year. The report of the Compensation Committee is included herein on page 23.

No member of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee presently consists of Mr. Lamberti (Chair), Mr. Danos, Mr. Kimball and Mr. Wilkey, all of whom are “independent” under the Nasdaq Listing Standards.

The Nominating and Corporate Governance Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the annual meeting of shareholders and performs the other duties set forth in its written Charter (which is available on the Company’s Web site—www.caseys.com). Under Charter amendments approved by the Board of Directors in December 2008, the Nominating and Corporate Governance Committee’s responsibilities were expanded to include the recommendation to the Board of corporate governance policies or guidelines that should be applicable to the Company, and the responsibility to lead the Board in an annual review of the Board’s performance. The Nominating and Corporate Governance Committee met twice during the 2012 fiscal year.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Bylaws. Briefly, the Bylaws contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2013 annual meeting, therefore, such notice must be received by the Corporate Secretary by no earlier than May 17, 2013 and no later than June 17, 2013. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including but not limited to their names and addresses, occupation, share ownership, rights to acquire shares and other derivative securities or short interests held, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions of the Bylaws. A copy of the Bylaws may be obtained by request addressed to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045.

The Charter sets forth, among other things, the minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Committee-recommended nominee, and the specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process, although it has not done so to date.

The Nominating and Corporate Governance Committee considers a number of factors in making its nominee recommendations to the Board, including, among other things, a candidate’s employment and other professional experience, past expertise and involvement in areas which are relevant to the Company’s business, business ethics and professional reputation, independence, other board experience and the Company’s desire to have a Board that represents a diverse mix of backgrounds, perspectives and expertise. In addition to the information set forth above concerning each of the Board’s nominee’s specific experience and qualifications that led the Nominating and Corporate Governance Committee to conclude that he or she should serve as a director, the Nominating and Corporate Governance Committee believes each of the incumbent directors has demonstrated outstanding achievement in his or her professional career, wisdom, personal and professional integrity, and independent judgment.

The Company does not have a formal policy for considering diversity in identifying and recommending nominees for election to the Board, but the Nominating and Corporate Governance Committee considers diversity of viewpoint, experience, background and other qualities in its overall consideration of nominees qualified for election to the Board.

Succession Planning Committee

In December 2008, the Board of Directors established a Succession Planning Committee, with Mr. Danos serving as its Chair, to regularly review succession planning for the Chief Executive Officer and other executive officer positions. Other members of the Succession Planning Committee include Messrs. Kimball, Lamberti, Wilkey and Horak. The Succession Planning Committee met twice during the 2012 fiscal year.

Board’s Role in Risk Oversight

The Board as a whole has on-going responsibility for risk management oversight, with reviews of certain areas being conducted by the relevant Board committees that report on their deliberations to the Board. The oversight responsibility of the Board and its committees is largely achieved through periodic reporting by management to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. A Risk Committee (comprised of senior management and other key personnel) meets quarterly to provide recommendations to the Chief Executive Officer for further action, with periodic progress reports on the same being provided to the Board of Directors. Oversight responsibilities for various risks have been assigned to different Risk Committee members and are reviewed annually, and coordinated with internal audit and the independent auditors. Areas of focus include competitive, economic, operational, financial, legal, regulatory, compliance, health, safety and environment, political and reputational risks.

Shareholder Communications

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting William J. Walljasper, Chief Financial Officer, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Walljasper also can be reached by telephone at (515) 965-6505.

Any shareholder wishing to communicate with one or more Board members should address a written communication to Diane C. Bridgewater, Chair of the Audit Committee, at Capital Square, 400 Locust Street, Suite 820, Des Moines, Iowa 50309-2334. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

EXECUTIVE OFFICERS

The Company currently has five executive officers and seven other Vice Presidents. The current executive officers are as follows:

Name	Current Office Held	First Became Executive Officer	Age
Robert J. Myers	President and Chief Executive Officer	1999	65

Terry W. Handley	Chief Operating Officer	2002	52

William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	48

Sam J. Billmeyer	Senior Vice President – Logistics & Acquisitions	2006	55

Julia L. Jackowski	Senior Vice President – General Counsel & Human Resources	2010	46

During the past five years, each of the executive officers has served the Company in various executive or administrative positions. Prior to his appointment as President and Chief Executive Officer on June 20, 2006, Mr. Myers served as President and Chief Operating Officer of the Company. Mr. Handley, who has been Chief Operating Officer since June 20, 2006, previously served as Senior Vice President—Store Operations. Mr. Walljasper, who had been Vice President and Chief Financial Officer since 2004, assumed the title of Senior Vice President and Chief Financial Officer on June 20, 2006. Mr. Billmeyer was appointed Senior Vice President—Logistics and Acquisitions on May 1, 2008. Prior to that date, he served as Senior Vice President—Transportation & Support Operations and as Vice President—Transportation. Ms. Jackowski became Senior Vice President—General Counsel & Human Resources effective June 6, 2010. Previously she was Vice President—Human Resources.

PRINCIPAL SHAREHOLDERS

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the dates indicated in the footnotes following the table. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Black Rock, Inc.	2,806,059	(1)	7.37%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	2,278,776	(2)	5.98%
100 Vanguard Blvd.
Malvern, PA 19355

NFJ Investment Group LLC	2,075,866	(3)	5.5%
2100 Ross Avenue, Suite 700
Dallas, TX 75201
and
Allianz Global Investors Capital LLC
600 West Broadway, Suite 2900
San Diego, CA 92101

(1)	Based on Schedule 13G (Amendment No. 2) filed by Black Rock, Inc. with the SEC dated January 20, 2012 (the “Black Rock 13G”). Such information indicates that such entity has sole voting power over 2,806,059 shares and sole dispositive power over 2,806,059 shares. The Percent of Class information is as reported in the Black Rock 13G.
(2)	Based on Schedule 13G (Amendment No. 1) filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC dated February 6, 2012 (“Vanguard 13G”). Such information indicates that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, has sole voting power over 52,475 shares, and that Vanguard has sole dispositive power over 2,226,301 shares and shared dispositive power over 52,475 shares. The Percent of Class information is as reported in the Vanguard 13G.
(3)	Based on Schedule 13G (Amendment No. 1) filed by NFJ Investment Group LLC (“NFJ”) and Allianz Global Investors Capital LLC (“AGIC”) with the SEC dated February 7, 2012 (the “NFJ 13G”). Such information indicates that (i) NFJ, a wholly owned subsidiary of AGIC, has sole voting power over 2,049,566 shares and sole dispositive power over 2,064,366 shares and (ii) AGIC has sole voting power over 4,600 shares and sole dispositive power over 11,500 shares. The Percent of Class information is as reported in the NFJ 13G.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 23, 2012 (other than with respect to the KSOP shares, which is as of April 30, 2012, as discussed in footnote 2 to the following table), the beneficial ownership of shares of the Common Stock, the only class of capital stock outstanding, by the current directors and the Board’s nominees for election to the Board of Directors, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership		Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Robert J. Myers	48,000		10,000	7,440	65,440	*
Kenneth H. Haynie	31,162	(4)	12,000	—	43,162	*
Johnny Danos	13,275	(4)	10,000	—	23,275	*
William C. Kimball	9,591	(4)	12,000	—	21,591	*
Diane C. Bridgewater	6,000		6,000	—	12,000	*
Jeffrey M. Lamberti	116,450	(4)(5)	4,000	—	120,450	*
Richard A. Wilkey	6,000		2,000	—	8,000	*
H. Lynn Horak	6,200		—	—	6,200	*
Terry W. Handley	—		40,000	10,051	50,051	*
William J. Walljasper	2,000		42,102	5,114	49,216	*
Sam J. Billmeyer	2,000		21,000	4,111	27,111	*
Julia L. Jackowski	6,500		28,000	2,978	37,478	*
All current executive officers and directors as a group (12 persons)(6)	247,178		187,102	29,694	463,974	1.2%

*	Less than 1%
(1)	Consisting of shares (which are included in the totals) that are subject to acquisition within 60 days of July 23, 2012 through the exercise of stock options, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “Director Compensation” and “Compensation Discussion and Analysis—Long-term Incentive Compensation”.
(2)	The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2012 (the most recent allocation made by the Trustee of the KSOP) over which the officer exercises voting power. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.
(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individual’s direct ownership of shares, shares subject to the exercise of options within 60 days of July 23, 2012, and KSOP shares.
(4)	Includes shares beneficially owned by spouses, minor children and/or shares owned by family trusts for which the named individual serves as trustee.
(5)	Includes 78,000 shares held by a family foundation organized as a nonprofit corporation for which Mr. Lamberti serves as a director. Mr. Lamberti has no pecuniary interest in the corporation’s assets and disclaims beneficial ownership of the referenced shares of Common Stock.
(6)	Includes the current directors and the Board’s nominees for election to the Board of Directors, and the executive officers named in the Summary Compensation Table herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, all such reporting persons complied with such reporting obligations during the 2012 fiscal year, except that reports were inadvertently not filed in a timely manner for (i) the December 13, 2010 purchase of 200 shares on behalf of Mr. Horak by the adviser of a separately managed IRA account and (ii) the sale on March 9, 2012 of 22,000 shares by a family foundation organized as a nonprofit corporation for which Mr. Lamberti serves as a director. Mr. Lamberti has no pecuniary interest in the corporation’s assets and disclaims beneficial ownership of the referenced shares of Common Stock. Mr. Horak’s report was filed on September 27, 2011 and Mr. Lamberti’s report was filed on March 14, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

The following were our “named executive officers” for the 2012 fiscal year: Robert J. Myers, President and Chief Executive Officer; Terry W. Handley, Chief Operating Officer; William J. Walljasper, Senior Vice President and Chief Financial Officer; Sam J. Billmeyer, Senior Vice President—Logistics & Acquisitions; and Julia L. Jackowski, Senior Vice President—Corporate Counsel and Human Resources. In this section, the word “Committee” refers to the Compensation Committee of the Board of Directors.

Executive Compensation Strategy and Objectives

Our executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company and to reward executives for achieving both short-term and long-term strategic goals of the Company. We also believe it is important to align the interests of the executives with those of our shareholders. In order to achieve these objectives, a significant portion of the compensation of our named executive officers is linked directly to the Company’s financial performance and to the value of the Common Stock. The Board’s goal is to approve compensation that is reasonable and competitive when all elements of potential compensation are considered.

Role of the Board, the Committee and our Chief Executive Officer in Compensation Decisions for our Named Executive Officers

The Board is responsible for approving base salary increases for each of our named executive officers and approving the performance goals under our annual incentive compensation program. With respect to our named executive officers, the Committee is charged with recommending base salary increases for the Board’s consideration, determining the terms of the annual incentive compensation program and approving stock option grants in the years in which such grants are made. Our Chief Executive Officer is tasked with developing recommendations for the Committee’s consideration for base salary increases and stock option grants for our named executive officers (other than increases in his own base salary and stock option grants to himself, which are determined solely by the Committee).

Components of Compensation

As in prior years, our compensation program for the 2012 fiscal year had four primary components: base salary; annual incentive compensation; long-term incentive compensation in the form of stock options; and benefits. A significant portion of a named executive officer’s compensation is placed at risk, and the only fixed compensation paid is base salary and benefits. The remaining total compensation (annual and long-term incentive compensation) for our named executive officers is not guaranteed and the value to each executive officer is based on the Company’s and the executive’s performance. We believe that this mix of compensation elements appropriately balances short-term and long-term business goals and aligns the interests of our named executive officers with our shareholders.

Base Salary

Base salaries for executive officers of the Company are determined primarily on the basis of each executive officer’s experience, performance and individual responsibilities. Each fiscal year, our Chief Executive Officer reviews the base salaries of the other senior officers, including our named executive officers, in connection with their performance reviews. The Chief Executive Officer is assisted in this review by the Director of Human Resources, which includes consideration of internal pay equity within the Company and comparisons with publicly available information from a variety of sources relating to compensation levels for executives serving in various roles at other companies. Based on such reviews, our Chief Executive Officer develops his recommendations for the individual base salaries for all of the senior officers, including our named executive officers, and provides his recommendations to the Committee. The Committee considers our Chief Executive Officer’s recommendations and then recommends the new base salaries for the senior officers, including our named executive officers, to the Board for approval in June of each fiscal year.

Mr. Myers’ base salary for the 2012 fiscal year was $800,000, reflecting a 10% increase from the amount of his base salary for the fiscal year ended April 30, 2011. Mr. Handley received a $25,000 increase in base salary for the 2012 fiscal year. Messrs. Walljasper and Billmeyer each received a $50,000 increase and Ms. Jackowski received a $60,000 increase in base salary for the 2012 fiscal year. These increases, which were all approved in June 2011, were based on the respective subjective views of our Chief Executive Officer, the Committee and the Board, which were primarily influenced by each executive officer’s recent performance and contribution to the Company’s success, as described above.

Annual Incentive Compensation Program

Overview

The senior officers of the Company, including our named executive officers, participate in an annual incentive compensation program. The purpose of the program is to reward superior performance by the Company’s senior officers in achieving certain performance goals. The Committee believes that it is important for the senior officers to function as a cohesive team, and therefore establishes the performance goals on the basis of the Company’s performance as a whole and not with a focus on individual or divisional areas of responsibility. Accordingly, the program is based on the Company’s performance against two financial metrics: earnings per share and return on invested capital (“ROIC”). A minimum, target and maximum goal is set for each financial metric and, based on the actual achievement of each metric, as well as the relative weighting between the two metrics, each senior officer is eligible to receive a bonus calculated as a percentage of base salary at the end of each year.

Financial Metrics

The Company links the annual incentive compensation program to earnings per share and ROIC because each metric is closely tied to the execution of strategic business objectives and together are designed to increase shareholder value.

Earnings per share: The growth of earnings per share is related to the growth of shareholder value and is an important measure used by the investing community to evaluate our financial performance. Long-term sustained growth should positively impact our share price and market capitalization.

Return on invested capital: For purposes of the annual incentive compensation program, ROIC is calculated based on the following formula: operating income after depreciation and tax divided by average invested capital for the current and prior fiscal year.* Since the Company has been striving to enlarge its operating footprint, in particular by constructing new stores and acquiring convenience stores from other operators, the Committee believes that ROIC is a useful measure of management’s effectiveness in creating value for our shareholders by gauging the Company’s returns on capital expenditures.

Setting Goals

At the beginning of each fiscal year, our management team prepares its annual strategic business goals and objectives in an operating plan for the Company. The strategic business goals and objectives are designed to ensure that our short-term revenue and unit growth objectives are met or exceeded in a manner that is consistent with long-term shareholder value creation.

*	Set forth at the bottom of page 19 is a reconciliation of these measures, which are not measures under United States generally accepted accounting principles (“GAAP”), to the GAAP measures from the Company’s audited financial statements.

The Committee estimates the financial results for the fiscal year that would result from meeting the operating plan in terms of earnings per share and ROIC. These pro forma financial results become the target performance levels for each of these financial metrics under the annual incentive compensation program. The goals for these financial metrics are set in increments, which include a minimum and maximum level, below and above the target performance level set by the Committee. In making the annual determination of the minimum, target and maximum performance levels, the Committee also considers the specific circumstances facing the Company during the year and expectations regarding earnings per share and Company performance. The Committee then submits these goals and objectives to the Board for approval, typically in June.

The relative weighting of each of these financial metrics for the 2012 fiscal year was 75% for earnings per share and 25% for ROIC. This relative weighting is consistent with the Company’s past practice and was chosen by the Committee in order to supplement a shorter-term financial metric (earnings per share) with a financial metric that encompasses a longer-term perspective (ROIC).

The chart below summarizes the relative weighting of the financial metrics and performance goals of each metric for the 2012 fiscal year:

2012 Annual Incentive Performance Goals

Metric	Weightings	Goals
		A (Minimum)	B	C	D	E	F (Target)	G	H	I	J (Maximum)
Earnings per Share	75%	$2.66	$2.69	$2.72	$2.75	$2.78	$2.80	$2.82	$2.84	$2.86	$2.88
ROIC	25%	10.8%	11.0	11.2%	11.4%	11.5%	11.6%	11.7%	11.8%	11.9%	12.0%

The Committee believes that target goals can be achieved with consistent superior performance throughout the year. The Committee determines a range of goals that will result in the payment of a bonus, with minimum and maximum goals, so that both exceptional results above the target goal and results that are slightly less than the target goal, but which still represent acceptable performance, are rewarded to some extent. During each of the past three years, the Company has achieved performance in excess of the minimum levels necessary for our named executive officers to receive a bonus.

Reconciliation of ROIC ($ in thousands)

Fiscal Year Ended April 30, 2012
Gross Profit	$1,003,690
Less Operating Expenses	688,431
Operating Income	315,259
Less Depreciation	96,552
Less Taxes	79,609
Operating Income after Depreciation and Tax	139,098
Divided by Average Invested Capital	$1,134,226
Return on Invested Capital	12.3%

Reconciliation of Average Invested Capital ($ in thousands)

	Fiscal Year Ended April 30, 2012	Fiscal Year Ended April 30, 2011
Current Maturities of Long-Term Debt	$10,737	$1,167
Long-Term Debt, Net of Current Maturities	667,930	678,680
Total Debt	678,667	679,847
Shareholders’ Equity	506,041	403,896
Invested Capital	$1,184,708	$1,083,743
Average Invested Capital	$1,134,226

Payout Levels

Based upon the Company’s achievement of the earnings per share and ROIC goal levels, each participant in the incentive compensation program is eligible to earn a bonus in an amount equal to the applicable percentage of base salary set forth in the table below. In the 2012 fiscal year, the target for the incentive compensation award was 36% of base salary, with a maximum award of 60% of base salary, to be paid in the form of both cash and equity (with the equity being in the form of restricted stock units subject to a three-year vesting requirement). The Committee chose these levels of bonus payments to ensure that a significant portion of each named executive officer’s cash compensation would be tied to the financial performance of the Company.

2012 Annual Incentive Performance Goal Weighting As a Percentage of Salary

Metric	Weightings	Goals
		A (Minimum)	B	C	D	E	F (Target)	G	H	I	J (Maximum)
Earnings per Share	75%	4.5%	9.0%	13.5%	18.0%	22.5%	27.0%	31.5%	36.0%	40.5%	45.0%
ROIC	25%	1.5%	3.0%	4.5%	6.0%	7.5%	9.0%	10.5%	12.0%	13.5%	15.0%
Bonuses as a Percentage of Base Salary		6%	12%	18%	24%	30%	36%	42%	48%	54%	60%
Cash Component		75%	70%	65%	60%	55%	50%	45%	40%	35%	30%
Equity Component		25%	30%	35%	40%	45%	50%	55%	60%	65%	70%

2012 Fiscal Year Results

For the 2012 fiscal year, the range in earnings per share approved by the Board in June 2011 that would result in the payment of an annual bonus was $2.66 to $2.88. In the case of ROIC, the approved range extended from 10.8% to 12.0%. The Company reported actual earnings of $3.07 per share for the 2012 fiscal year and achieved 13.4% for ROIC for the 2012 fiscal year. As a result, the annual bonus for the 2012 fiscal year was equal to 60% of base salary, of which 30% was distributed as cash and 70% in the form of restricted stock units vesting on May 1, 2015.

Long-term Incentive Compensation

Stock options, restricted stock and restricted stock unit awards may be granted to executive officers and other key employees of the Company under the terms of the 2009 Stock Incentive Plan. Prior to the adoption of the 2009 Stock Incentive Plan, the Company granted stock options under the 2000 Stock Option Plan. The 2009 Stock Incentive Plan and the 2000 Stock Option Plan were designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of our shareholders.

In recent years, the Company has made long-term incentive compensation awards solely in the form of stock options. The Committee determined that stock options provide the best incentives to increase shareholder value, and that the Company’s annual incentive compensation program would mitigate any adverse incentives stock options may create. The Company has historically only granted stock options every other year (i.e., 2007, 2009 and 2011) because of the Committee’s belief that stock options are a long-term incentive and that it is not necessary to grant stock options each year.

In May of each fiscal year in which stock options have been granted, our Chief Executive Officer develops his recommendations for the grant of stock options for all the key employees of the Company, including our named executive officers (other than grants to himself, which are determined solely by the Committee), and provides his recommendations to the Committee.

Based on recommendations developed by our Chief Executive Officer and reviewed and approved by the Committee in June 2011, stock options were granted in June 2011 to the senior officers, including our named executive officers (except Mr. Myers), and other key employees. The June 2011 stock option grants may not be exercised for three years from the date of grant. At the same time, the Committee also approved a special equity award of 15,000 restricted stock units to Mr. Myers (who did not receive an award of stock options in 2009 or in June 2011), which also is subject to a three year vesting requirement.

The number of shares subject to these grants to our named executive officers were based on the subjective views of the Committee, which were primarily influenced by the same factors taken into account in determining the 2012 base salary increases.

Benefits and Perquisites

With limited exceptions, the Committee’s policy is to provide benefits to executive officers that are the same as those offered to all employees of the Company. We provide comprehensive health benefits, as well as life insurance and a disability program for all benefits-eligible employees, including our named executive officers. In addition, we offer retirement benefits to a broad employee population including our named executive officers.

We generally provide limited perquisites that the Committee believes are important components of each named executive officer’s compensation and benefits package. We pay the premiums for long-term disability and group life insurance coverages for all our named executive officers in order to provide financial security to each named executive officer and his dependents in the event of disability or death. We also maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Myers and is payable upon his death to a beneficiary designated by him. At the end of Mr. Myers’s employment agreement, we will assign ownership of such policy to Mr. Myers, if he so requests, and Mr. Myers will thereafter be responsible for the payment of the associated premiums. Mr. Myers and the Company executed a new employment agreement on April 16, 2010 and, as part of the negotiations, the Company and Mr. Myers agreed that the Company would continue to provide Mr. Myers this life insurance policy, which was provided for under his prior employment agreement.

Our named executive officers and other members of senior management also are provided with Company-owned automobiles because they are expected to devote some portion of their time to business-related travel. These employees are subject to applicable employment-related taxes for their personal use of these automobiles.

We own a corporate aircraft for the exclusive business use of our employees, including but not limited to our named executive officers. Personal use of the aircraft is not permitted under Company policy.

Employment and Change of Control Severance Agreements

As noted above, we are a party to an employment agreement with Mr. Myers, under which he agrees to serve as President and Chief Executive Officer through April 30, 2013. The Company has not entered into employment agreements with any other named executive officer.

We maintain change of control severance agreements with each of our named executive officers and seven other officers. The purpose of these change of control severance agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company.

For a description of the employment agreement with Mr. Myers and these change of control severance agreements, please see “Executive Compensation—Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table”.

Retirement Arrangements

All executives are eligible to participate in the KSOP under the same terms and conditions as other salaried employees.

Mr. Myers continues to be entitled to a pension benefit under his employment agreement. For a description of this pension benefit, please see the “Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table”. The Company originally agreed to provide this benefit to Mr. Myers in 2007 in connection with the negotiation of Mr. Myers’s original employment agreement. As part of the negotiations in connection with the execution of Mr. Myers’s new employment agreement in April 2010, the Company and Mr. Myers agreed that the Company would continue this pension benefit for Mr. Myers.

The Company also maintains the Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan that is described under “Executive Compensation—Nonqualified Deferred Compensation”. The purpose of the Deferred Compensation Plan is to enable the participants, including our named executive officers, to defer a portion of their income without the limitations imposed by the Internal Revenue Code on deferrals under the KSOP.

Additional Compensation Policies

Deductibility of Compensation for Tax Purposes

We periodically review the terms of the employment arrangements with the executive officers and from time to time consider modifications to the same. We also are aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year that is not considered to be “performance-based.” However, shareholder interests are at times best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

Option Grants

In March 2007, the Board adopted a policy providing that grants of stock options can only be approved by the Committee at an in-person or telephonic meeting and may not be approved by written consent. In addition, stock options can be granted only within a two-week period following the release of the Company’s annual financial results in June and only if directors are not at that time in possession of material non-public information about the Company. Under the policy, the grant date of stock options is the date of the meeting when the grant is approved. All stock options are granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the grant date. Details of every stock option grant are reflected in Committee minutes, and the Corporate Secretary verifies that grant documents are consistent with the grants authorized by the Committee and memorialized in the minutes.

Recent Compensation Decisions

Since the close of the 2012 fiscal year, the Board has approved salary increases for the fiscal year ending April 30, 2013 (the “2013 fiscal year”) for the named executive officers. Mr. Myers received a $80,000 increase in salary, Mr. Handley and Ms. Jackowski each received a $50,000 increase in salary, Mr. Billmeyer received a $30,000 increase in salary, and Mr. Walljasper received a $20,000 increase in salary.

The Board has approved an operating plan for the 2013 fiscal year, and the Committee has set the target performance levels for earnings per share and ROIC. The executive officers will be eligible to receive a target amount equal to 36% of base salary, with an opportunity for up to 60% of base salary if the Company exceeds the target performance levels for earnings per share and ROIC. The awards, if made, will be comprised of a mix of cash and equity (restricted stock units that are currently expected to vest at the end of a three-year service-based vesting period), with the portion paid in equity increasing from 25% at the minimum payout level up to 70% equity at the maximum payout level.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 17. Based on the Compensation Committee’s review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Kenneth H. Haynie, Chair

H. Lynn Horak

William C. Kimball

Richard A. Wilkey

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act, or the Exchange Act, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

COMPENSATION PROGRAMS AND RISK MANAGEMENT

The Compensation Committee has considered whether any of its compensation programs and policies are reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, maximum potential bonus payments, biannual stock option grants, as well as the multiyear vesting schedules for stock options and restricted stock units, encourage employees to maintain both a short- and a long-term view with respect to Company performance. For these reasons, the Company has determined that its compensation programs and policies are not reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal years ended April 30, 2012, 2011 and 2010:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Stock Awards($)[1]	Option Awards($)[2]	Non-equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)[3]	All Other Compensation($)[4]	Total($)
Robert J. Myers,	2012	$800,000	$1,001,850	$—	$144,000	$372,114	$47,294	$2,365,258
President and Chief Executive Officer	2011	$726,000	$63,707	$—	$99,644	$296,098	$33,694	$1,219,143
	2010	$660,000	$—	$—	$297,000	$484,943	$34,887	$1,476,830

Terry W. Handley,	2012	$450,000	$189,000	$293,000	$81,000	$—	$41,782	$1,054,782
Chief Operating Officer	2011	$425,000	$37,294	$—	$58,331	$—	$36,859	$557,484
	2010	$395,000	$—	$173,000	$177,750	$—	$33,985	$779,735

William J. Walljasper,	2012	$430,000	$180,600	$293,000	$77,400	$—	$40,466	$1,021,466
Senior Vice President Chief Financial Officer	2011	$380,000	$33,345	$—	$52,155	$—	$31,480	$496,980
	2010	$330,000	$—	$173,000	$148,500	$—	$30,684	$682,184

Sam J. Billmeyer,	2012	$410,000	$172,200	$293,000	$73,800	$—	$35,034	$984,034
Senior Vice President – Logistics and Acquisitions	2011	$360,000	$31,590	$—	$49,410	$—	$34,796	$475,796
	2010	$330,000	$—	$173,000	$148,500	$—	$37,796	$689,296

Julia L. Jackowski,	2012	$350,000	$147,000	$293,000	$63,000	$—	$38,986	$891,986
Senior Vice President – Corporate Counsel and Human Resources	2011	$290,000	$25,448	$—	$39,803	$—	$33,042	$388,293
	2010	$198,333	$—	$108,125	$85,500	$—	$27,122	$410,747

1.	The amounts set forth represent the value of restricted stock units awarded under the annual incentive compensation programs approved for the 2011 and 2012 fiscal years and, in the case of Mr. Myers, the value of the special equity award of restricted stock units granted to him in June 2011.
2.	The amounts set forth in the Option Awards column represent the aggregate grant date fair value of option awards granted to the named executive officers by the Company in each year referenced in the table above, as computed in accordance with accounting guidance.
3.	The amounts indicated reflect the change in the present value of the future benefits payable to Mr. Myers under his employment agreement.
4.	The amounts indicated under All Other Compensation for the 2012 fiscal year are detailed below:

Name	KSOP Matching Contribution	Life Insurance Premiums	Health and Disability Premiums	Automobile Expense	Total
Robert J. Myers	$22,789	$9,978	$5,341	$9,186	$47,294
Terry W. Handley	$15,600	$108	$17,837	$8,237	$41,782
William J. Walljasper	$17,093	$108	$14,729	$8,536	$40,466
Sam J. Billmeyer	$16,400	$108	$9,228	$9,298	$35,034
Julia L. Jackowski	$14,677	$108	$13,549	$10,652	$38,986

Grants of Plan-Based Awards in Fiscal 2012

The following table sets forth information for each named executive officer with respect to the estimated payments under the annual incentive compensation program that could have been earned for the 2012 fiscal year and the restricted stock units awarded for performance in that year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or Units[2]	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Robert J. Myers	6-23-11 6-8-12	$36,000	$144,000	$144,000	$12,000	$144,000	$336,000	15,000 5,649			$ $	665,850 336,000

Terry W. Handley	6-8-12	$20,250	$81,000	$81,000	$6,750	$81,000	$189,000	3,178	20,000	$44.39		$482,000

William J. Walljasper	6-8-12	$19,350	$77,400	$77,400	$6,450	$77,400	$180,600	3,036	20,000	$44.39		$473,600

Sam J. Billmeyer	6-8-12	$18,450	$73,800	$73,800	$6,150	$73,800	$172,000	2,895	20,000	$44.39		$465,200

Julia L. Jackowski	6-8-12	$15,750	$63,000	$63,000	$5,250	$63,000	$147,000	2,471	20,000	$44.39		$440,000

1.	Represents possible payment amounts under the Company’s annual incentive compensation program based on the Company’s performance in the 2012 fiscal year. The actual amounts awarded were paid in June 2012 and are included in the Summary Compensation Table on page 24.
2.	Shows the number of restricted stock units granted to each named executive officer under the annual incentive program for the 2012 fiscal year, and, in the case of Mr. Myers, the special equity award of restricted stock units granted to him in June 2011. In each case, the awards will vest in full in three years, and no dividends are credited until the vesting requirement is met.

Narrative to the Summary Compensation Table and the

Grants of Plan-Based Awards Table

Myers Employment Agreement

On April 16, 2010, the Company entered into a new employment agreement with Mr. Myers. The employment agreement generally provides for the continued employment of Mr. Myers as President and Chief Executive Officer through April 30, 2013 (the “Term”), unless sooner terminated in accordance with the employment agreement. The agreement provides that during the Term, the Company will pay Mr. Myers a base salary at an annual rate of $660,000, or such other greater amount as shall be determined by the Committee (during the 2012 fiscal year, Mr. Myers was paid a base salary of $800,000). Mr. Myers also is eligible to participate in all employee benefit plans and programs generally available to the Company’s senior officers and employees. In addition, the Company will continue in force during the Term a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Myers, and that is payable upon his death to a beneficiary designated by him. Following expiration of the Term, the Company will assign ownership of such policy to Mr. Myers, if he so requests, and Mr. Myers will thereafter be responsible for the payment of the associated premiums.

Commencing on January 1, 2014 and continuing for a period of ten years thereafter or until the death of Mr. Myers and his spouse, if earlier, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to one-half of the average of his base salary (not including any bonus payments) for the last three years of his employment by the Company as President and Chief Executive Officer, but such amount will not exceed $330,000 per year.

Under our employment agreement with Mr. Myers, we may terminate the employment of Mr. Myers with or without cause at any time. For this purpose, the term “cause” means unsatisfactory performance, inattention to duty, excessive absenteeism, incompetence, misconduct in the performance of duties, embezzlement, fraud, commission of a criminal act, insubordination, personal or professional conduct which may bring public embarrassment or disgrace to the Company, a violation of the Company’s Code of Business Conduct and Ethics or the Code of Ethics for the Chief Executive Officer and Senior Financial Officers (each as may be amended from time to time), or failure to cooperate with an investigation conducted by the Company or by local, state or federal law enforcement authorities. In the event of a termination for cause, the Company would be obligated to pay Mr. Myers his base salary through the date of such termination. In the event of termination without cause, we are obligated to pay Mr. Myers his base salary through the date of termination, and then for a period of 12 months following the date of such termination, conditioned upon Mr. Myers complying with the non-competition and non-solicitation provisions in his employment agreement and his execution of a release of claims. In the event Mr. Myers terminates his employment of his own volition prior to the end of the employment agreement, the Company’s severance obligation to Mr. Myers is to pay his base salary to him through the date of voluntary termination. With respect to any termination of employment other than in connection with a “change of control”, any rights and benefits Mr. Myers may have under the employee benefit plans of the Company will be determined in accordance with the terms and provisions of such plans and programs, and he will remain entitled to receive his vested annual retirement benefits under his employment agreement, as described above.

In the event of a “change of control” of the Company, the employment agreement would terminate and Mr. Myers would become entitled to all of the payments and benefits set forth in his existing change of control severance agreement with the Company, as described below, except that Mr. Myers also would remain entitled to the life insurance and his vested annual retirement benefits under his employment agreement.

The employment agreement also contains provisions requiring Mr. Myers to maintain in confidence any confidential information and trade secrets of the Company obtained by him during the term of the agreement, and also restricts his employment in competition with the Company for a period of ten years following his termination of employment with the Company.

If Mr. Myers’s severance subjects him to a golden parachute excise tax, he is not entitled to any “gross-up” to reimburse him for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. As a result of Section 409A of the Internal Revenue Code, severance payments may be delayed for six months after termination of employment.

Change of Control Severance Agreements

We maintain change of control severance agreements with all of our named executive officers. Under the terms of these agreements, upon termination within two years following a “change of control” of the Company for (a) reasons other than “cause”, death or disability or (b) by the executive for “good reason”, the executive would become entitled to receive certain payments and benefits. Upon such a termination of employment, the executive will be entitled to the following: (i) a lump sum cash severance payment in an amount equal to the sum of (w) to the extent not already paid, the executive’s base salary through the date of termination, (x) a pro rata portion of the highest annual bonus received by the executive during the two preceding years, (y) three times the sum of the executive’s annual base salary and the highest annual bonus received by the executive during the two preceding years and (z) in the case of compensation previously deferred by the executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by Casey’s, and any accrued vacation pay not yet paid by Casey’s; and (ii) continuation of benefits, including health insurance and life insurance, for the executive and/or the executive’s family for two years (or such longer period as any plan, program, practice or policy may provide). If any of the severance subjects a named executive officer to a golden parachute excise tax, he or she is not entitled to any “gross-up” to reimburse him or her for the excise tax. Furthermore, the Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. The Company may defer any termination payments for six months if the amount payable is determined by the Company to be deferred compensation, the payment of which is required to be delayed pursuant to the six month delay rule of Section 409A of the Internal Revenue Code of 1986, as amended.

The change of control severance agreements contain the following definitions:

“cause” means (i) an act or acts of personal dishonesty taken by the employee and intended to result in substantial personal enrichment of the employee at the expense of the Company, (ii) repeated violations by the employee of the employee’s obligations under the agreement which are demonstrably willful and deliberate on the employee’s part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of the employee of a felony.

“change of control” means (i) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors, unless such beneficial ownership was acquired as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person, entity or “group” to 20% or more of the Common Stock then outstanding; provided, however, that if a person, entity or “group” becomes the beneficial owner of 20% or more of the Common Stock then outstanding by reason of share purchases by the Company and, after such share purchases by the Company, becomes the beneficial owner of any additional shares of Common Stock, then such person, entity or “group” will be deemed to have acquired beneficial ownership of 20% or more of the Common Stock; or (ii) individuals who, as of the date of the change of control severance agreement, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of the change of control severance agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) will be, for purposes of the change of control severance agreement, considered as though such person were a member of the Incumbent Board; or (iii) consummation of a reorganization, merger or consolidation to which the Company is a party, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

“good reason” means (i) the assignment to the employee of any duties inconsistent in any respect with the employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities of such employee, which are set forth in the change of control severance agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities; (ii) any failure by the Company to comply with any of the compensation provisions of the change of control severance agreement; (iii) the Company’s requiring the employee to be based at any office or location other than location where the employee was employed immediately preceding the date of the change of control; (iv) any purported termination by the Company of the employee’s employment otherwise than as expressly permitted by the change of control severance agreement; or (v) any failure by the Company to have a successor expressly assume and perform the change of control severance agreement.

Grant of Plan-Based Awards

The named executive officers were eligible to receive an award under the Company’s annual incentive compensation program for the 2012 fiscal year. The award was calculated as a percentage of the executive’s base salary and based on the achievement of specific goals for two financial metrics chosen by the Committee and approved by the Board. The target for the incentive compensation award was 36% of base salary, with a maximum award of 60% of base salary. For a description of the annual incentive compensation program, and the procedures followed in setting goals and compensation levels, please see “Compensation Discussion and Analysis—Components of Compensation—Annual Incentive Compensation Program”.

In June 2011, grants of stock options to purchase the Company’s common stock were made under the Company’s 2009 Stock Option Plan. For a description of the treatment of the stock options granted to the named executive officers in connection with a termination of their employment or a change of control of the Company, please see “Potential Payments Upon Termination or Change of Control”.

The stock options granted in June 2011 may not be exercised for three years from the date of grant and expire 10 years from the date of grant. The restricted stock units awarded in June 2011 also have a three-year vesting requirement. The exercise price of the stock options cannot be less than the fair market value of the Company’s common stock on the date of grant. In addition, holders of the stock options and restricted stock units do not receive dividends or dividend equivalents or have any voting rights with respect to the shares of the Company’s common stock underlying the stock options or restricted stock unit awards.

Outstanding Equity Awards at 2012 Fiscal Year-End

		Option Awards				Stock Awards
Name(s)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Robert J. Myers	06-25-07	10,000	—	$26.92	06-25-17	22,222	$1,252,210

Terry W. Handley	07-05-05	10,000	—	$20.68	07-05-15	4,099	$230,979
	06-25-07	10,000	—	26.92	06-25-17
	06-23-09	—	20,000	25.26	06-23-19
	06-23-11	—	20,000	44.39	06-23-21

William J. Walljasper	06-03-03	10,000	—	$14.08	06-06-13	3,860	$217,511
	07-05-05	10,000	—	20.68	07-05-15
	06-25-07	10,000	—	26.92	06-25-17
	06-23-09	—	20,000	25.26	06-23-19
	06-23-11	—	20,000	44.39	06-23-21

Sam J. Billmeyer	07-05-05	10,000	—	$20.68	07-05-15	3,675	$207,086
	06-25-07	10,000	—	26.92	06-25-17
	06-23-09	—	20,000	25.26	06-23-19
	06-23-11	—	20,000	44.39	06-23-21

Julia L. Jackowski	06-06-03	2,500	—	$14.08	06-06-13	3,099	$174,629
	07-05-05	10,000	—	20.68	07-05-15
	06-25-07	10,000	—	26.92	06-25-17
	06-23-09	—	12,500	25.26	06-23-19
	06-23-11	—	20,000	44.39	06-23-21

(1)	The restricted stock unit awards shown in this column will vest as follows:

	6/10/2014	6/23/2014	6/8/2015
Robert J. Myers	1,573	15,000	5,649
Terry W. Handley	921	—	3,178
William J. Walljasper	824	—	3,036
Sam J. Billmeyer	780	—	2,895
Julia L. Jackowski	628	—	2,471

(2)	The market value of the unvested restricted stock units is calculated based on the closing price of the Company’s Common Stock on April 30, 2012 ($56.35).

Option Exercises in Fiscal 2012

Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)[1]
Robert J. Myers	10,000	248,300
Terry W. Handley	10,000	410,413
William J. Walljasper	2,000	55,940
Sam J. Billmeyer	10,000	374,229
Julia L. Jackowski	2,000	55,980

[1]

The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

Pension Benefits

As indicated in the Compensation Discussion and Analysis, the employment agreement between the Company and Mr. Myers provides for payments triggered upon retirement under certain circumstances. The table below indicates the present value of the accrued benefit under any applicable plan for Mr. Myers. None of the other named executive officers have any pension arrangements.

Name	Plan Name	Number of Years Of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Robert J. Myers	Employment Agreement[3]	—	2,364,861	—

[1]	“Years of Credited Service” is not applicable to the benefits payable under the employment agreement with Mr. Myers.
[2]

“Present Value of Accumulated Benefit” is calculated as of the same pension plan measurement date used for purposes of the Company’s audited financial statements. “Present Value of Accumulated Benefit” is the actuarial present value of accumulated benefits under the plan, determined generally using the same assumptions used for financial statement reporting under GAAP, and is reported as a lump sum regardless of the form of payment under the plan.

[3]

Mr. Myers’s employment agreement contains a benefit triggered upon his retirement that is described on page 25. Mr. Myers’s employment agreement does not provide for an offset for Social Security benefits.

Nonqualified Deferred Compensation

Under the Deferred Compensation Plan, certain employees, including the named executive officers, may voluntarily defer up to 20% of their base salary and up to 100% of any bonuses awarded under the Company’s incentive compensation program. Unlike our tax-qualified KSOP, the participant deferrals under our Deferred Compensation Plan are not matched by the Company.

Elections to defer a portion of base salary and bonus are made by eligible participants in December of each year for amounts to be deferred in the following year. The Deferred Compensation Plan offers certain employees a deferral feature that can be used to supplement the limited deferrals permitted under our KSOP.

Messrs. Myers, Handley and Walljasper and Ms. Jackowski are the only persons listed in the Summary Compensation Table who were participants in the Deferred Compensation Plan in the 2012 fiscal year. Details regarding their participation follows.

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert J. Myers	160,000	—	(5,718)	—	1,246,565
Terry W. Handley	60,000	—	(5,148)	(2,992)	403,083
William J. Walljasper	48,216	—	7,282	—	387,718
Julia L. Jackowski	50,098	—	(4,679)	—	365,955

[1]	The Company makes no contributions to deferrals.
[2]	None of the earnings were included as compensation in the Summary Compensation Table.

Forty mutual fund investment alternatives are available in which plan participants can direct their notional investment. The participant’s investment return is based on their investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables set out the payments that could be paid to the named executive officers upon a termination of their employment. The amounts shown assume that the termination event occurred on or was effective as of April 30, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the officer upon his termination. The actual amounts to be paid out can only be determined at the time of actual separation from the Company.

In addition to the amounts shown below, upon termination of employment for any reason, each officer will receive payment of his (i) vested benefits under the Deferred Compensation Plan, (ii) vested account balance under the KSOP and (iii) accrued but unpaid vacation.

Robert J. Myers
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Involuntary Not for Cause Termination[6]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$880,000	$3,840,000
Value of Long-term Incentives[8]	$—	$—	$1,252,210	$1,252,210	$—	$—	$1,252,210
Post-employment Health Care[9]	$—	$—	$—	$216	$—	$—	$216
Life Insurance Proceeds	$—	$—	$1,050,000	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$—	$—	$—	$—
Retirement Benefits[10]	$2,364,861	$2,364,861	$2,364,861	$2,364,861	$2,364,861	$2,364,861	$2,364,861
Total	$2,364,861	$2,364,861	$4,667,071	$3,617,287	$2,364,861	$3,244,861	$7,457,071

[1]

Upon voluntary termination, the Company is obligated to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, the Company is obligated to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of retirement. Commencing on January 1, 2014 and continuing for a period of ten years thereafter or until the death of Mr. Myers and his spouse, if earlier, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to one-half of the average of his base salary (not including any bonus payments) for the last three years of his employment by the Company as President and Chief Executive Officer, but such amount will not exceed $330,000 per year.

[3]

Upon death, Mr. Myers’s beneficiaries would receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by Mr. Myers’s legal representative or beneficiaries for 12 months after the date of death and all unvested options are forfeited as of the date of death. Any unvested restricted stock unit awards on the date of death would vest as of that date.

[4]

Upon Mr. Myers’s becoming permanently incapacitated by reasons of sickness, accident or other physical or mental disability, as such incapacitation is defined by the Company’s Long-Term Disability carrier for a period exceeding 26 weeks during any 12-month period, Mr. Myers’s employment agreement will terminate and he will be entitled to disability benefits under the Company’s Long-Term Disability Plan. If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65. Upon termination of employment due to disability, any unvested restricted stock unit awards would vest as of that date.

[5]

Upon termination for cause, the Company is obligated to pay salary up to date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon an involuntary termination other than for cause (as defined in the employment agreement), the Company is obligated to pay Mr. Myers his current base salary for a period of 12 months following the date of such termination, conditioned upon Mr. Myers complying with the non-competition and non-solicitation provisions in his employment agreement and the execution of a release of claims. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of the termination.

[7]

Upon termination within two years following a change of control for (a) reasons other than cause (as defined in the change of control severance agreement), death or disability or (b) for good reason by Mr. Myers, the Company is obligated to pay (i) salary through; the date of termination and a prorated portion of a calculated bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period, including life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. In addition, all unexercised stock options and unvested restricted stock unit awards will become fully vested.

[8]

The amounts reported for long-term incentives (stock options and restricted stock units) represent the in-the-money value of stock options and restricted stock units that vest as a result of a termination of employment. The in-the-money value of stock options and the value of the restricted stock units is calculated based on the closing stock price on April 30, 2012 ($56.35), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2012.

[9]	Includes the estimated cost of continued life insurance benefits.
[10]

The amount reported for retirement benefits represents the present value, as of April 30, 2012 using a discount rate of 4.62%, of the ten annual payments described in footnote 2 above, which is the vested portion of the aggregate pension benefit that Mr. Myers would have received under his employment agreement had he terminated employment on April 30, 2012.

William J. Walljasper
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$2,064,000
Value of Long-term Incentives[7]	$—	$—	$217,511	$217,511	$—	$1,078,511
Post-employment Health Care[8]	$—	$—	$—	$29,674	$—	$29,674
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,035,000	$—	$—
TOTAL	$—	$—	$267,511	$1,282,185	$—	$3,172,185

Terry W. Handley
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$2,160,000
Value of Long-term Incentives[7]	$—	$—	$230,979	$230,979	$—	$1,091,979
Post-employment Health Care[8]	$—	$—	$—	$35,890	$—	$35,890
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$765,000	$—	$—
TOTAL	$—	$—	$280,979	$1,031,869	$—	$3,287,869

Sam J. Billmeyer
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$1,968,000
Value of Long-term Incentives[7]	$—	$—	$207,086	$207,086	$—	$1,068,086
Post-employment Health Care[8]	$—	$—	$—	$18,672	$—	$18,672
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$570,000	$—	$—
TOTAL	$—	$—	$257,086	$795,758	$—	$3,054,758

Julia L. Jackowski
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$1,680,000
Value of Long-term Incentives[7]	$—	$—	$174,629	$174,629	$—	$802,454
Post-employment Health Care[8]	$—	$—	$—	$27,314	$—	$27,314
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,130,000	$—	$—
TOTAL	$—	$—	$224,629	$1,331,943	$—	$2,509,768

[1]

Upon voluntary termination, the Company is obligated to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, the Company is obligated to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options and unvested restricted stock unit awards are forfeited as of the effective date of retirement.

[3]

Upon death, the named executive officers’ beneficiaries would receive payment of the proceeds of Company provided life insurance, if any. All previously vested options remain exercisable by the officer’s legal representatives or beneficiaries for 12 months after the date of death and all unvested options are forfeited as of the date of death. Any unvested restricted stock unit awards on the date of death would vest as of that date.

[4]	If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65. Upon termination of employment due to disability, any unvested restricted stock unit awards would vest as of that date.
[5]

Upon termination for cause, the Company is obligated to pay salary up to the date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon termination within two years following a change of control for (a) reasons other than cause, death or disability or (b) for good reason by each officer, the Company is obligated to pay (i) salary through the date of termination and a prorated annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period including health insurance and life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. All unexercised stock options and unvested restricted stock unit awards will become fully vested.

[7]

The amounts reported for long term incentives (stock options and restricted stock units) represent the in-the-money value of stock options and restricted stock units that vest as a result of a termination of employment. The in-the-money value of stock options and the value of the restricted stock units is calculated based on the closing stock price on April 30, 2012 ($56.35), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2012.

[8]	Includes the estimated cost of continued health and life insurance benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2012, consisting of the Casey’s General Stores, Inc. 2000 Stock Option Plan, the Director Stock Option Plan and the 2009 Stock Incentive Plan. All such plans have been approved by the shareholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	1,560,707	$32.59	4,428,604
Equity Compensation Plans not Approved by Security Holders	None	None	None
TOTAL	1,560,707	$32.59	4,428,604

DIRECTOR COMPENSATION

During the 2012 fiscal year, each director who was not a Company employee was compensated for services as a director by an annual retainer of $40,000. The chair of the Audit Committee was compensated for services as chair of such committee by an annual retainer of $12,000, and members of the Audit Committee were compensated for their services on such committee by an annual retainer of $6,000. The chair of the Compensation Committee and the chair of the Nominating and Corporate Governance Committee were compensated for their services as chair of such committees by an annual retainer of $8,000, and the members of such committees were compensated for their services on such committees by an annual retainer of $4,000. If the Board establishes an additional, “special purpose” committee, the chair of such committee will be compensated by an annual retainer of $4,000, and the members of such committee will be compensated by a meeting fee of $1,000 for each committee meeting attended. In addition, as part of her services as Chair of the Audit Committee, Ms. Bridgewater was compensated for serving on the “disclosure committee”, an internal management group that reviews the Company’s public disclosures with the independent auditors and outside counsel, by a meeting fee of $1,000 for each meeting attended. Company employees serving on the Board do not receive any compensation for services as a director.

The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s group life insurance plan, with individual coverages of up to $50,000 each. Non-employee directors also are reimbursed for costs associated with their attendance at seminars relating to corporate governance matters, generally up to a maximum of $5,000 per year.

On September 16, 2011, the Committee authorized the grant of 2,000 restricted stock units to each of the non-employee directors of the Board under the 2009 Stock Incentive Plan. The purpose of this restricted stock unit grant was to provide equity compensation to the non-employee directors who would no longer receive automatic annual grants of stock options under the Director Stock Option Plan. These restricted stock units vested and were settled on May 1, 2012.

The following table sets out the compensation paid to or on behalf of our directors during the 2012 fiscal year:

Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Diane C. Bridgewater	$57,000	$73,350	$108	$130,458
Johnny Danos	56,000	73,350	45	129,395
Kenneth H. Haynie	52,000	73,350	43	125,393
H. Lynn Horak	52,000	73,350	70	125,420
William C. Kimball	54,000	73,350	108	127,458
Jeffrey M. Lamberti	56,000	73,350	108	129,458
Richard A. Wilkey	54,000	73,350	45	127,395

[1]

Representing restricted stock units granted on March 22, 2011 calculated at the closing stock price at the grant date ($36.675). As of April 30, 2012, each director held the following aggregate number of stock options: Mr. Haynie: 12,000 shares; Mr. Danos: 10,000 shares; Mr. Kimball: 12,000 shares; Ms. Bridgewater: 6,000 shares; Mr. Lamberti: 4,000 shares and Mr. Wilkey: 2,000 shares.

[2]	The indicated amounts represent the dollar value of life insurance premiums.

Certain Relationships and Related Transactions

The Company has a written policy requiring the disclosure to and approval by the Audit Committee of certain transactions between the Company and “related parties” that may be required to be disclosed under Item 404 of Regulation S-K. “Related parties” include all directors, executive officers and any director nominee (and their immediate family members), and any holder of more than 5% of the Company’s Common Stock (and their immediate family members).

At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti’s grandmother in 1980. The land is the primary asset of the trust. Mr. Lamberti is one of a number of contingent beneficiaries under this trust who are eligible to receive income or principal distributions in the discretion of the trustee. He has never received any income or other distributions from the trust, and does not expect to receive any material distribution from the trust in the future. The Company’s lease extends until September 2012 and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The Company has an option to purchase the property, and currently plans to exercise the same and purchase the property for its fair market value ($550,000) at the end of the lease term. The amounts paid by the Company under the lease during the past three fiscal years were $73,136 in fiscal 2012, $67,197 in fiscal 2011, and $57,743 in fiscal 2010.

In 1997, the Company established a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) for the benefit of two former officers and directors, Ronald M. Lamb and Donald F. Lamberti, a founder of the Company and the father of our director, Jeffrey M. Lamberti. The SERP provides for the payment of an annual retirement benefit to the specified officers for the earlier of a period of 20 years or until their death, after which such benefits are to be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamb’s spouse and Donald F. Lamberti participate in the SERP and receive annual retirement benefits of $350,000 and $275,000, respectively.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the SEC as well as the applicable Nasdaq listing standards.

The Audit Committee reviews the Company’s financial reporting process, including internal control over financial reporting, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion as to the fairness of the financial statements and the conformity of those audited financial statements with generally accepted accounting principles. Additionally, the independent auditors express an opinion on whether the Company maintained, in all material respects, effective internal control over financial reporting.

In this context, the Audit Committee has met and held discussions with management, internal audit, and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standard No. 61, Communication With Audit Committees (AICPA Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee also has received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor the firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2012.

AUDIT COMMITTEE

Diane C. Bridgewater, Chair

Johnny Danos

H. Lynn Horak

Jeffrey M. Lamberti

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed the firm of KPMG LLP to audit the consolidated financial statements of the Company for the 2013 fiscal year. The Company has used KPMG LLP as its independent auditor for a number of years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the votes cast on the matter at the Annual Meeting. Abstentions will not be counted as votes cast for such purposes and therefore will have no effect on the results of the vote. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.

The Board of Directors recommends that shareholders vote FOR such ratification.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company’s 2012 Fiscal Year consolidated financial statements.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2012 and April 30, 2011 by the Company’s independent auditor, KPMG LLP:

	2012	2011
Audit Fees (a)	$418,000	$408,000
Audit-Related (b)	14,500	12,500
Tax Fees (c)	—	3,000
All Other Fees	45,600	57,030

	$478,100	$480,530

(a)	Includes fees for review of SEC filings and for internal controls attestation under Section 404 of the Sarbanes Oxley Act of 2002.
(b)	Fees for audits of employee benefit plans.
(c)	Fees for tax consulting.

The chair of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG LLP during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG LLP communicated (i) its responsibility under existing standards generally accepted in the United States of America; (ii) all critical accounting policies and practices used by the Company; and (iii) other significant written communication between KPMG LLP and management of the Company.

Pre-Approval Procedures

Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent auditor to the Company during the 2012 fiscal year were pre-approved by the Audit Committee or its chairman pursuant to delegated authority.

PROPOSAL 3

ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICER COMPENSATION

As provided by the federal Dodd-Frank Act and recent SEC rules, we are asking our shareholders to approve an advisory, non-binding resolution concerning the compensation paid to the named executive officers described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement. This “say-on-pay” proposal is intended to provide shareholders with the opportunity to express their views on our compensation decisions and policies regarding our named executive officers.

As described in the CD&A, our executive compensation program is designed to closely align the interests of our named executive officers with the interests of shareholders, and to balance long-term performance with shorter-term goals. We also strive to ensure that all executives are motivated as a team to pursue strong Company performance across its different operations. The Compensation Committee believes its compensation decisions for the 2012 fiscal year appropriately compensates the executive officers for the Company’s performance and are closely aligned with the long-term interests of our shareholders.

In view of the foregoing, shareholders will be asked to vote on the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Proxy Statement for the 2012 annual shareholders meeting, including the compensation discussion and analysis, the compensation tables, and the narrative executive compensation disclosures contained in the Proxy Statement.

Shareholders may vote FOR, AGAINST or ABSTAIN on this item. Because your vote is advisory, it will not be binding on the Company, and will not overrule any decision by the Board or require the Board to take any particular action. However, the Board values the views of shareholders on executive compensation matters, and will consider the outcome of this vote when considering future executive compensation arrangements for the named executive officers.

The Board recommends that shareholders vote FOR this advisory resolution on our named executive officer compensation.

ANNUAL REPORTS

The Company’s 2012 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2012, including the consolidated financial statements and schedules thereto, filed with the SEC. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-0845.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in September 2013 must be received by the Company by April 5, 2013 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting, unless the date of the 2013 annual meeting is changed by more than 30 days from September 14, 2013, in which case the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2013 annual meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Separate and apart from, and in addition to, the above SEC requirements governing notice of shareholder proposals to be included in the Company’s proxy statement are the Company’s advance notice requirements, as set forth in the Bylaws. Under the Bylaws, a shareholder may bring other business before the 2013 annual meeting of shareholders only by delivering written notice to the Corporate Secretary not earlier than May 17, 2013, and not later than June 17, 2013. However, if the date of the 2013 annual meeting is more than 30 days before September 14, 2013, or more than 60 days after September 14, 2013, written notice must be provided not less than 90 days nor more than 120 days prior to the date of the 2013 annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made. Among other requirements, the notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, rights to acquire shares and other derivative securities or short interests held, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proposing business to be conducted at an annual meeting or nominees for election to the Board of Directors at an annual meeting must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request addressed to Brian J. Johnson, Vice President—Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-0845.

PROXY SOLICITATION

The Company will pay all solicitation expenses in connection with this Proxy Statement and related Company proxy soliciting material, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Company’s solicitation of proxies. Proxies are being solicited through the mail. Certain executive officers, on behalf of the Company and without additional compensation, may also solicit proxies personally, by telephone, fax, email or other electronic means. Shareholders may also be solicited by means of press releases issued by the Company and posted on its Web site.

The Company will request banks, brokers and other custodians, Nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons at approved rates for their expenses in connection with the foregoing activities.

OTHER MATTERS

So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

Brian J. Johnson Vice President—Finance and Corporate Secretary
August 3, 2012

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

CASEY’S GENERAL STORES, INC.

CORPORATE GOVERNANCE GUIDELINES

Over the course of its history as a public company, Casey’s General Stores, Inc. (the “Company”) has developed corporate governance policies and practices to help ensure that the Company meets its responsibilities to shareholders and its other constituencies (employees, customers, suppliers and the communities in which the Company operates, all of whom are essential to the Company’s success). The following principles have been approved by the Board of Directors of the Company (the “Board”) and, along with the charters of the various Board committees, provide the framework for the governance of the Company.

A. Role of the Board and Management

The business of Casey’s General Stores, Inc. is conducted by the officers and employees of the Company, under the oversight of the Board. As part of its general oversight function, the Board reviews, monitors and approves fundamental business and financial strategies and major corporate actions, and reviews and discusses reports by management on the performance of the Company and its prospects, as well as issues and risks facing the Company. The Board, operating through its committees, selects, evaluates and determines compensation and succession planning for the Chief Executive Officer (“CEO”) and senior management, engages and assesses the independence of the outside auditor for the Company, and nominates directors for the Board. The Board also ensures that processes are in place for maintaining the integrity of the Company’s financial statements and external reporting, and the integrity of compliance with law and ethics policies.

B. Board Composition and Leadership

1. Size of the Board. Under the Articles of Incorporation of the Company, the size of the Board can range from four to nine members. There currently are eight members of the Board. The actual number of directors is determined by the Board, consistent with Iowa corporate law.

2. Independent Directors. All of the members of the Board except the Chief Executive Officer currently are independent directors. The Company defines an “independent” director in the same manner as set forth in Nasdaq Stock Market Rule 4200. Among other things, this rule requires the Board to determine that an individual is free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

3. Director Qualifications and Selection. The Board selects and recommends to shareholders qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company. Board candidates are considered based on various criteria, including relevant business and board skills and experiences, judgment and integrity, reputation in their profession, diversity of background, education, leadership ability, concern for the interests of shareholders and relevant regulatory guidelines. These considerations are made in light of the needs of the Board at the particular point in time. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time.

4. Procedures for Shareholders to Recommend Nominees for Director. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by submitting the information required under the Bylaws of the Company to the Corporate Secretary at One Convenience Blvd., Ankeny, Iowa 50021.

5. Selection of Chairman and CEO. Currently, the offices of Chairman of the Board and CEO are held by the same person, Robert J. Myers. At this time, the Board does not believe that its independence or performance would be enhanced by requiring that the Chairman of the Board be an independent director. Eight of the nine directors currently are independent and meet regularly in scheduled executive sessions, and an independent Lead Director has been appointed. In addition, the Board’s three standing committees are comprised solely of independent directors. The Board retains the right to review this determination as facts and circumstances change.

6. Lead Director. The position of Lead Director was established in June 2012 by the Board, based on a recommendation from the Nominating and Corporate Governance Committee. The Lead Director will be selected by and from the independent directors as they may determine, and has the following responsibilities:

•	Preside at all meetings of the Board at which the Chairman and CEO is not present, including the executive sessions of the independent directors;

•	Establish agendas for the executive sessions of the independent directors in consultation with the other directors;

•

Serve as liaison between the independent directors and the Chairman and CEO (although all independent directors are encouraged to communicate directly with the Chairman and CEO and other members of senior management at any time);

•	Review, at his or her discretion, information to be sent to the Board;

•	Review and discuss proposed Board meeting agendas with the Chairman and CEO;

•	Have the authority to call meetings of the independent directors, as appropriate;

•	Be available, as deemed appropriate by the Board, for consultation and direct communication with shareholders; and

•	Perform such other duties as the Board may specify from time to time.

7. Share Ownership by Directors. The Board believes that all directors should be shareholders of the Company, and should accumulate share holdings of at least 5,000 shares within three years of joining the Board, and should employ reasonable, good faith efforts thereafter to maintain share holdings of at least that amount. For this purpose, unvested restricted stock unit awards may be counted towards the ownership requirement, but stock options may not be.

8. Limitations on CEO Commitments. The CEO may not serve on the boards of more than two other companies, which for this purpose includes public companies as well as not-for-profit organizations or other entities that are likely to require a similar time commitment. Prior notice to the Board is required before acceptance of any such position.

9. Limitations on other Board Service. Members of the Board may not serve on more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment are required to be disclosed and acceptable to the Board.

C. Board and Committee Organization

1. Board Committees. The Board is organized so that a significant portion of its business is conducted by its committees. Under the Bylaws of the Company, the standing committees currently are the Audit, Nominating and Corporate Governance, and Compensation Committees. In addition, the Board has appointed a Succession Planning Committee.

2. Committee Charters. The Board has approved a charter for each of the three standing committees setting forth the purpose, authority and duties of the committee. Each committee reviews its charter periodically and recommends to the full Board any changes deemed necessary or desirable. Copies of the charters are posted on the Company’s website (www.caseys.com) under the heading “Investor Relations.”

3. Committee Composition. Under their charters, the Audit, Nominating and Corporate Governance, and Compensation Committees will be comprised solely of independent directors, in accordance with the Nasdaq listing standards. Assignments and rotation of Committee membership and leadership are recommended by the Nominating and Corporate Governance Committee and approved by the Board.

D. Board and Committee Operations

1. Number of Board Meetings. The frequency of Board meetings will vary with circumstances. At least five regularly scheduled meetings generally are held each year.

2. Setting Board Agenda. The agenda for each Board meeting will be established by the Chairman and CEO in consultation with the Lead Director. Each director is encouraged to make suggestions for agenda items or provide additional meeting materials to the Chairman and CEO and the Lead Director at any time.

3. Distribution of Board Materials. The Board expects that presentations on specific subjects to be discussed at an upcoming Board meeting, as well as information important to the Board’s understanding of the business, generally will be distributed to Board members sufficiently in advance of the meeting to provide directors with an adequate opportunity to prepare for discussion at the meeting. If, because of time constraints, presentation materials on a particular topic are not distributed in advance, the time devoted at the meeting to the presentation of the topic will be adjusted accordingly.

4. Executive Sessions of Independent Directors. Executive sessions of the independent directors without management present are held at least twice each year as part of regularly scheduled Board meetings. The Lead Director will preside at such meetings. The independent directors may meet without management present at such other times as may be determined by the Lead Director.

5. Committee Meetings. Each committee chair, in consultation with committee members, will determine the frequency and length of committee meetings. Committee meetings occurring in connection with regularly scheduled Board meetings will ordinarily be held on the same day before the Board meeting. Each committee chair, in consultation with committee members and appropriate members of management, will determine committee agendas.

6. Attendance of Non-directors at Meetings. The executive officers are expected to attend at least a portion of each Board meeting on a regular basis. In addition, other members of management may be asked to attend a Board meeting to provide specific insights on matters being presented.

7. Access to Senior Management. All directors have unrestricted access to the executive officers of the Company.

8. Access to Outside Advisors. The Board and its committees may retain independent financial, legal, compensation or other advisors as they deem necessary or advisable.

9. Director Compensation. The Compensation Committee is responsible for recommending to the Board the compensation for non-employee directors.

10. Director Orientation and Continuing Education. The CEO is expected to oversee the orientation of new directors with the Company. Directors are expected to keep current on developments affecting the Company and their duties and responsibilities as directors, and to attend at least one director education or governance-related program every three years.

11. Director Attendance at Annual Shareholders Meetings. Directors are expected to make every reasonable effort to attend the annual meetings of the shareholders of the Company.

12. Compliance with Code of Conduct. The Board expects all directors, officers and employees to act ethically at all times and to comply with the Company’s Code of Business Ethics and Conduct, including the “related party transaction” and stock trading policies included or referenced in the same. A copy of the Code of Business Ethics and Conduct is posted on the Company’s website (www.caseys.com) under the heading “Investor Relations”.

E. Board and Management Evaluation

1. Assessing Board and Committee Performance. The Nominating and Corporate Governance Committee generally oversees an annual self-evaluation by the Board of its performance and effectiveness. Each committee is responsible for conducting a self-evaluation as it may determine.

2. Succession Planning. The Succession Planning Committee of the Board regularly reviews succession plans for the Chief Executive Officer and other executive officer positions.

F. Shareholder Communications

1. Communication with Management. It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting William J. Walljasper, Chief Financial Officer, Casey’s General Stores, Inc., P.O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021-8045. Mr. Walljasper also can be reached by telephone at (515) 965-6505.

2. Shareholder Communications to Board. Any shareholder wishing to communicate with one or more Board members should address a written communication to Diane C. Bridgewater, Chair of the Audit Committee, at Capital Square, 400 Locust Street, Suite 820, Des Moines, Iowa 50309-2334. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

G. Review and Amendment

These Guidelines will be reviewed periodically by the Nominating and Corporate Governance Committee, which will recommend to the Board any amendments or modifications it deems necessary or desirable. These Guidelines, as the same may be amended in the future, will be posted on the Company’s website (www.caseys.com) under the heading “Investor Relations.”

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 13, 2012.

Vote by Internet • Go to www.envisionreports.com/CASY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

¢ Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item 1 and FOR Items 2 and 3.

1. To elect three Class II directors for terms ending in 2015:

	For	Withhold		For	Withhold		For	Withhold
01 - Kenneth H. Haynie	☐	☐	02 - William C. Kimball	☐	☐	03 - Richard A. Wilkey	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending April 30, 2013.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

4. To transact such other business as may properly come before the meeting.

¢ Non-Voting Items

Change of Address — Please print new address below.

¢ Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/ /

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

1UPX

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

ONE CONVENIENCE BOULEVARD, ANKENY, IOWA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 14, 2012.

The undersigned hereby appoints Robert J. Myers and William C. Kimball as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 23, 2012 at the annual meeting of shareholders to be held on September 14, 2012, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEMS 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued, and please sign on reverse side.)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 12, 2012.

Vote by Internet • Go to www.envisionreports.com/CASY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

INSTRUCTION CARD

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

¢ Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item 1 and FOR Items 2 and 3.

1. To elect three Class II directors for terms ending in 2015:

	For	Withhold		For	Withhold		For	Withhold
01 -Kenneth H. Haynie	☐	☐	02 - William C. Kimball	☐	☐	03 - Richard A. Wilkey	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending April 30, 2013.	☐	☐	☐	3. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

4. To transact such other business as may properly come before the meeting.

¢ Non-Voting Items

Change of Address — Please print new address below.

¢ Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/ /

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

1UPX

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INSTRUCTION CARD — CASEY’S GENERAL STORES, INC.

ANNUAL MEETING OF SHAREHOLDERS

September 14, 2012

Casey’s General Stores, Inc. 401 (k) Plan (the “KSOP”)

INSTRUCTIONS TO: Principal Trust Company, as Trustee of the Casey’s General Stores, Inc. 401 (k) Plan (the “KSOP”)

I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey’s General Stores, Inc. held by the Trustee and allocated to my account in the KSOP shall be exercised at the annual meeting of the shareholders of Casey’s General Stores, Inc. to be held on September 14, 2012, or at any adjournment of such meeting, in accordance with the instructions on the reverse side hereof, in voting upon the election of Directors, the ratification of the appointment of KPMG LLP as the independent auditors for the fiscal year ending April 30, 2013, the non-binding advisory vote on executive compensation, and on any other business that may properly come before the meeting.

You are entitled to direct the voting of the total number of shares of Common Stock of Casey’s General Stores, lnc. allocated to your account in the KSOP through July 23, 2012, the record date for voting at the September 14, 2012, annual meeting of shareholders, if your completed and signed Instruction Card or your telephone or Internet vote is received by the independent plan tabulator, agent for the Trustee, no later than 11:59 PM, Eastern time, September 12, 2012. If your voting instructions are not timely received, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.

TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE.